[GRAPHIC OMITTED]
MANNING ELLIOTT
LETTERHEAD



EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 6, 2005 included in the Registration Statement on Form SB-2 Amendment No. 3 and the related Prospectus of Levin Textiles International Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

February 24, 2006